Exhibit 10.2

Prudential plc	Jackson Financial Inc.
1 Angel Court	1 Corporate Way
London EC2R 7AG	Lansing, MI 48951
UK	USA

[        ], 2021

Athene Co-Invest Reinsurance Affiliate 1A Ltd.

Second Floor, Washington House

16 Church Street

Hamilton, HM 11

Bermuda

Re:	Tag-Along Right and Demerger Matters

Ladies and Gentlemen:

Reference is made to the Investment Agreement (the “Investment Agreement”), dated as June 18, 2020, by and between Athene Life Re Ltd., a Bermuda Class E insurer under the Bermuda Insurance Act 1978 (“Athene Life Re”), and Jackson Financial Inc. (f/k/a Brooke (Holdco1) Inc.), a Delaware corporation (the “Company”), pursuant to which Athene Life Re purchased eighty-seven (87) shares of Class A Common Stock and thirteen (13) shares of Class B Common Stock.

WHEREAS, in connection with the consummation of the transactions contemplated by the Investment Agreement, Athene Life Re entered into that certain (i) Stockholders Agreement (the “Stockholders Agreement”), dated as of July 17, 2020, with the Company and Prudential (US Holdco 1) Limited, a UK limited company (“PUSH”), and (ii) Registration Rights Agreement (the “Original Athene Registration Rights Agreement”), dated as of July 17, 2020, with the Company.

WHEREAS, on July 17, 2020, Athene Life Re and the Company entered into that certain Joinder Agreement with Athene Co-Invest Reinsurance Affiliate 1A Ltd. (the “Investor”), pursuant to which the Investor purchased 100% of the shares of the Company owned by Athene Life Re and agreed to have all of the rights, and be bound by all of the covenants and agreements, of Athene Life Re under the Investment Agreement, the Stockholders Agreement and the Original Athene Registration Rights Agreement.

WHEREAS, it is contemplated that the Company will file a Form 10 in connection with the demerger by Prudential plc (“Prudential”) of the Company (the “Demerger”) and that, in connection with the consummation of the Demerger, (i) PUSH will transfer its Equity Securities to Prudential Corporation Asia Limited (“PCAL”), which in turn will transfer such Equity Securities to Prudential, (ii) the Company, Prudential and the Investor will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), and, pursuant to the terms thereof, the Original Athene Registration Rights Agreement will terminate, and (iii) certain rights of the Investor under the Stockholders Agreement, including its tag-along rights, will terminate.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Prudential and the Investor hereby agree as follows, and the Company is joined to this letter agreement (this “Agreement”) solely for purposes of Sections 2-13:

1. Tag-Along Right.

a. General. In the event of a proposed Transfer of Equity Securities by Prudential or any of its Affiliates (the “Transferring Stockholder”) to any Person (other than Transfers (i) to Affiliates, (ii) in connection with an SEC-registered offering or (iii) to the public through a broker, dealer or market maker pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act)), each of the Investor and its Permitted Transferees (each, a “Tag-Along Participant”) shall have the right to participate in such proposed Transfer in the manner set forth in this Section 1 (a “Tag-Along Transaction”).

b. Required Tag-Along Notice. Prior to any such Transfer described in Section 1(a), the Transferring Stockholder shall deliver to the potential Tag-Along Participants written notice (the “Transfer Notice”), which notice shall state (i) the name of the proposed Transferee, (ii) the number and form of Equity Securities proposed to be Transferred (the “Tag-Along Securities”) (including a calculation of the number of shares of Common Stock underlying any Tag-Along Securities to the extent not shares of Common Stock), (iii) the proposed purchase price therefor, including a description of any non-cash consideration, and (iv) a summary of the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than thirty (30) days after delivery of the Transfer Notice).

c. Exercise of Tag-Along Right. The Tag-Along Participants may, subject to the limitations set forth in this Section 1(c), in the aggregate Transfer to the proposed Transferee identified in the Transfer Notice up to a percentage (the “Tag-Along Percentage”) of the Tag-Along Participants’ aggregate beneficial ownership of Equity Securities equal to the percentage of the Equity Securities beneficially owned by the Transferring Stockholder represented by the number of Tag-Along Securities set forth in the Transfer Notice by giving written notice (the “Tag-Along Acceptance Notice”) to the Transferring Stockholder within fifteen (15) Business Days after receipt of the Transfer Notice, stating that such Tag-Along Participant elects to exercise its tag-along right under this Section 1 and stating the maximum number of Equity Securities sought to be Transferred by such Tag-Along Participant; provided that, in the event the Tag-Along Participants in the aggregate seek to sell more Equity Securities than are permitted by this Section 1(c), then the amount to be sold shall be allocated among the Tag-Along Participants on a pro rata basis based upon the number of Equity Securities beneficially owned by each or in such other manner as may be mutually agreed by the participating Tag-Along Participants. Each Tag-Along Participant shall be deemed to have waived its tag-along right hereunder if it fails to give the Tag-Along Acceptance Notice within the prescribed time period. The proposed Transferee of Tag-Along Securities will not be obligated to purchase a number of Equity Securities exceeding that set forth in the Transfer Notice and, in the event such Transferee elects to purchase less than all of the additional Equity Securities sought to be Transferred by the Tag-Along Participants, the number of Equity Securities to be Transferred by the Transferring Stockholder shall be reduced to the Transferring Stockholder’s Pro Rata Portion and the number of Equity Securities to be Transferred by the Tag-Along Participants in the aggregate shall be reduced to the Tag-Along Participants’ aggregate Pro Rata Portion.

d. Delivery of Securities. A Tag-Along Participant, in exercising its tag-along right hereunder, shall deliver to the Transferring Stockholder at the closing of the Transfer of the Transferring Stockholder’s Tag-Along Securities to the Transferee certificates representing the Tag-Along Securities to be Transferred by such holder (free and clear of any liens or encumbrances other than those existing under applicable securities Laws and pursuant to this Agreement and the Registration Rights Agreement), duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. The shares of Class B Common Stock held by Investor or its Permitted Transferees subject to the Tag-Along Transaction shall convert into Class A Common Stock on a 1:1 basis immediately prior to such Tag-Along Transaction.

e. Consideration; Representations; No Liability. In connection with any Tag-Along Transaction, all Tag-Along Participants who participate in such transaction shall be obligated, if applicable, to vote (or consent in writing, as the case may be) all Equity Securities with voting rights held by them in favor of any Tag-Along Transaction and shall execute all documents, including a sale or purchase agreement, reasonably requested by the Transferring Stockholder containing the terms and conditions of the Tag-Along Transaction; provided that each Tag-Along Participant shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements so long as they are made severally and not jointly; provided, further, that (i) any general indemnity given by the Transferring Stockholder to the Transferee in connection with such sale that is applicable to liabilities not specific to the Transferring Stockholder shall be apportioned among the Tag-Along Participants and the Transferring Stockholder on a pro rata basis, based on the consideration received by each such Stockholder in respect of its Equity Securities to be Transferred and shall not exceed such Stockholder’s net proceeds from the sale, (ii) any representation relating specifically to a Stockholder or its ownership of the Equity Securities to be Transferred shall be made only by such Stockholder and (iii) in no event shall any Tag-Along Participant be obligated to agree to any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of such Tag-Along Participant or its Affiliates as a condition to participating in such Tag-Along Transaction. Each Tag-Along Participant and the Transferring Stockholder shall receive consideration in the same form and per share amount (on a per Common Stock equivalent basis) after deduction of such Stockholder’s proportionate share of the related expenses (to the extent such expenses are not borne by the Transferee); provided, however, that if the Transferring Stockholder is given an option as to the form and amount of consideration to be received, all Tag-Along Participants shall be given the same option. The proposed closing of the Tag-Along Transaction may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required governmental approvals and other required third-party approvals and the Transferring Stockholder shall use its reasonable best efforts to obtain such approvals. The Transferring Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Tag-Along Transaction subject to this Section 1 and the terms and conditions thereof. No Stockholder or Affiliate of a Stockholder shall have any liability to any other Stockholder arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Transaction subject to this Section 1, except to the extent such Stockholder shall have failed to comply with the provisions of this Section 1. In addition, no Tag-Along Participant participating in a Tag-Along Transaction shall exercise any rights of appraisal or dissenters rights that such Tag-Along Participant may have (whether under applicable Law or otherwise) in connection with any proposed Tag-Along Transaction.

f. Fees and Expenses. The fees and expenses incurred in connection with a Tag-Along Transaction and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Transferee, shall be shared by all Tag-Along Participants and the Transferring Stockholder on a pro rata basis, based on the consideration received by each such Stockholder in respect of its Equity Securities to be Transferred; provided that no such Tag-Along Participant shall be obligated to make any out-of-pocket expenditure in respect of such fees or expenses prior to the consummation of the such Tag-Along Transaction (excluding de minimis expenditures).

g. Satisfaction of Tag-Along Obligations After Sale. Notwithstanding the foregoing requirements of this Section 1, the Transferring Stockholder may satisfy its obligations under this Section 1 by proceeding with the Transfer of the Tag-Along Securities and, after the closing of such Transfer, acquiring (or causing the proposed Transferee to acquire) the Equity Securities that each electing Tag-Along Participant was otherwise entitled to sell under this Section 1 on the same terms and conditions as the Transfer by the Transferring Stockholder of such Tag-Along Securities (for the avoidance of doubt, including with respect to indemnification, but for the benefit of the Transferring Stockholder, such as to put each of the Transferring Stockholder and Tag-Along Participants in substantially the same position as if the sale had been made by the Tag-Along Participants directly to the Transferee).

2. Demerger Matters.

a. Demerger Consent. Subject to Sections 2(b), 2(c) and 2(d) of this Agreement, the Investor hereby provides its written consent, pursuant to Section 2.4 of the Stockholders Agreement, to the following actions to be taken by the Company and Prudential in connection with the Demerger: (i) the amendment and restatement of the Company’s certificate of incorporation in substantially the form attached hereto as Exhibit 1, (ii) the entry by the Company into the Demerger Agreement in substantially the form attached hereto as Exhibit 2, (iii) the entry by the Company into the Registration Rights Agreement with Prudential and the Investor in substantially the form attached hereto as Exhibit 3 and (iv) the entry by the Company into the Deed relating to the residual liabilities of Furnival Insurance Company PCC Limited with Prudential and Furnival Insurance Company PCC Limited in substantially the form attached hereto as Exhibit 4. The Investor also hereby agrees that, in connection with PUSH’s transfer of its Equity Securities to PCAL and PCAL’s transfer of such Equity Securities to Prudential in connection with the preparation for the Demerger distribution by Prudential to its shareholders, PCAL will not have to execute and deliver a joinder agreement pursuant to Section 3.1(c) of the Stockholders Agreement, it being understood that Prudential will execute and deliver such a joinder agreement in accordance with Section 3.1(c) of the Stockholders Agreement at the time of the transfer of such Equity Securities by PCAL to Prudential.

b. Investor Consents. The parties hereto acknowledge and agree that, notwithstanding anything contained in this Agreement or the Demerger Agreement to the contrary, the Investor’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be required for (i) any agreement between the Company and Prudential, pursuant to Clause 5.3 of the Demerger Agreement, to exclude any amounts outstanding at Completion between any Prudential Group Company and any Jackson Group Company from the settlement and payoff provisions of Clause 5.3 of the Demerger Agreement, (ii) any consent, agreement or other action under the Demerger Agreement that would result in the Company being responsible for any matter relating to the Prudential Business in contravention of Clause 7.1 of the Demerger Agreement, (iii) any sharing arrangement with respect to agreements or contractual arrangements with third parties that relate to both the Prudential Business and the Jackson Business that is entered into between any Prudential Group Company and any Jackson Group Company pursuant to Clause 9.4 of the Demerger Agreement, (iv) any allocation to any Jackson Group Company or any Prudential Group Company, pursuant to Clause 16 of the Demerger Agreement, of any property, business or other assets or rights not exclusively used in the Jackson Business or the Prudential Business, (v) any agreement between the Company and Prudential to include any obligation, claims, liabilities or expenses of or incurred by any Jackson Group Company as an Excluded Prudential Business Liability, (vi) any written agreement between the Company and Prudential that would result in the Company being responsible for any Costs incurred by Prudential pursuant to Clause 18.2 of the Demerger Agreement or (vii) any amendment to any material provision of the Demerger Agreement and any waiver by the Company of any material rights or obligations under the Demerger Agreement.

c. Company Common Stock Value. The parties hereto acknowledge and agree that the Company shall have no obligation pursuant to Schedule 2 of the Demerger Agreement to indemnify or pay any Prudential Group Company in respect of any losses, Costs, damages or expenses suffered or arising directly or indirectly from or in consequence of any claims relating to the value of the Company’s Common Stock.

d. Separation Committee Reports. The Company and Prudential shall deliver or cause to be delivered to the Investor (i) written reports summarizing any activities, meetings or actions taken by the Separation Committee as soon as reasonably practicable following the occurrence thereof and (ii) such other information and data with respect to the implementation of the Demerger and the Demerger Agreement as the Investor reasonably requests.

3. Registered Offerings of Company Securities. Prudential shall promptly notify the Investor in writing upon submitting any request to the Company for a Demand Registration pursuant to Section 2.2 of the Registration Rights Agreement. If the Investor notifies Prudential in writing within two (2) Business Days following its receipt of such notice from Prudential that the Investor desires to include Registrable Securities held by any member of the Athene Affiliated Group in such registered offering, then Prudential agrees to consider in good faith whether to allow the applicable members of the Athene Affiliated Group to participate in such Demand Registration; provided, however, that Prudential shall have no obligation to allow any member of the Athene Affiliated Group to participate in such Demand Registration to the extent that Prudential reasonably believes that the inclusion of the Registrable Securities requested by the Investor to be included in the registered offering would have an adverse effect on the price, timing or distribution of the securities offered by a member of the Prudential Affiliated Group or the market for the securities offered by a member of the Prudential Affiliated Group. If Prudential agrees to allow the applicable members of the Athene Affiliated Group to participate in such Demand Registration, then the Company and Prudential shall use reasonable best efforts and cooperate in good faith to include in such Demand Registration the number of Registrable Securities requested by the Investor to be registered and agreed by the Company and Prudential to be so included. Inclusion of any such Registrable Securities held by any member of the Athene Affiliated Group shall not count as a request for a Demand Registration by a member of the Athene Affiliated Group pursuant to the Registration Rights Agreement.

4. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Demerger Agreement or the Registration Rights Agreement, as applicable. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person; provided that in no event shall (i) any pooled investment vehicle, fund, managed account or other client to which Apollo Global Management, Inc. or any of its respective Affiliates or Subsidiaries provides investment advice or otherwise serves in a fiduciary capacity or (ii) any portfolio company in which the entities described in clause (i) directly or indirectly hold investments be deemed an Affiliate of the Investor.

“beneficial owner” or “beneficially own” has the meaning assigned such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Common Stock or other Equity Securities of the Company shall be calculated in accordance with the provisions of such Rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Lansing, Michigan or New York, New York are required or authorized by Law to remain closed.

“Common Stock” means the Company’s common stock, par value $0.01 per share, including the Class A Common Stock and the Class B Common Stock.

“control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled,” “controlled by,” “under common control with” and “controlling” shall have correlative meanings.

“Equity Securities” means (i) any and all shares of Common Stock or other equity securities of the Company and (ii) any and all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) such shares or other equity securities of the Company (including any notes or other debt securities convertible into or exchangeable for such shares or other equity securities of the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Body” means any domestic or foreign government, including any foreign, federal, state, provincial, local, territorial or municipal government or any governmental division, agency or authority thereof, court or judicial authority, tribunal or commission.

“Investment Vehicle” means any investment fund, investment vehicle or holding company in which Athene Holding Ltd. or any of its Subsidiaries holds an economic interest and which investment fund, investment vehicle or holding company is primarily invested in insurance-related businesses.

“Law” means any foreign, federal, state or local law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Body.

“Permitted Transferee” means, with respect to the Investor and its Permitted Transferees, (i) any Affiliate of the Investor and (ii) any Investment Vehicle; provided that in no event shall the Company or any of its Subsidiaries constitute a “Permitted Transferee” of the Investor or its Permitted Transferees.

“Person” means any natural person, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, group, association or unincorporated organization or any other form of business or professional entity, but does not include a Governmental Body.

“Pro Rata Portion” means, with respect to the Tag-Along Participants in the aggregate or the Transferring Stockholder, the number of Equity Securities equal to the product of (A) the total number of Equity Securities to be Transferred to the proposed Transferee that the proposed Transferee has elected to purchase and (B) the fraction determined by dividing (x) the total number of shares of Common Stock proposed to be Transferred by all of the Tag-Along Participants in the aggregate (up to the number of shares of Common Stock representing such Tag-Along Participants’ Tag-Along Percentage) or the Transferring Stockholder, as applicable, by (y) the total number of shares of Common Stock proposed to be Transferred by (1) all of the Tag-Along Participants who have delivered Tag-Along Acceptance Notices with respect to such shares of Common Stock in response to the particular Transfer Notice (up to the number of shares of Common Stock representing such Tag-Along Participants’ Tag-Along Percentage), (2) the Transferring Stockholder and (3) any employees of the Company or its Subsidiaries who are entitled to tag-along rights pursuant to the terms of any applicable equity award grant, management incentive plan or any management stockholder agreement with the Company, in each case that is approved by the Board, to which such employee is a party and who have elected to participate in such Transfer.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person. The noun “Transfer” has a meaning correlative to the foregoing.

“Transferee” means any Person to whom any Stockholder Transfers Equity Securities in accordance with the terms hereof.

5. Termination. The rights and obligations of the parties pursuant to Section 1 of this Agreement shall automatically terminate upon the earlier of such time as (i) the Investor and its Permitted Transferees no longer beneficially own any Equity Securities and (ii) Prudential and its Affiliates no longer beneficially own any Equity Securities. The rights and obligations of the parties pursuant to Section 2(b), Section 2(c) and Section 2(d) of this Agreement shall automatically terminate upon the earlier of such time as (i) the fifth anniversary of the completion of the Demerger and (ii) the Investor and the other members of the Athene Affiliated Group collectively no longer beneficially own at least five percent (5%) of the outstanding Common Stock. The rights and obligations of the parties pursuant to Section 3 of this Agreement shall automatically terminate upon the termination of the Registration Rights Agreement with respect to either party pursuant to Section 4.1 of the Registration Rights Agreement.

6. Amendments. This Agreement may be changed, modified or amended, and the provisions and terms hereof may be waived, or the time for its performance extended, only by instrument in writing signed by each of the parties hereto, or, in the case of a waiver, by the party waiving compliance with such provision or term. Any change or modification to this Agreement shall be null and void, unless made by written amendment to this Agreement and signed by each of the parties hereto.

7. Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein (or in the Registration Rights Agreement), this Agreement, together with the Registration Rights Agreement, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way (other than, for the avoidance of doubt, the Investment Agreement and the Stockholders Agreement). This Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof.

8. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

9. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

a. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties (i) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such claim, action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such claim, action or proceeding, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement.

b. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9(b).

10. Specific Performance. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, each non-breaching party may in its sole discretion apply to any court of Law or equity of competent jurisdiction for, and have the right to, specific performance and/or injunctive relief (without posting a bond or other security) in order to prevent any violation of the provisions of this Agreement and enforce specifically the terms and provisions hereof, and if any action should be brought in equity to enforce any of the provisions of this Agreement none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

13. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

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If you agree that this Agreement accurately describes our mutual intentions and agreements, kindly so indicate by signing this letter agreement in the space provided below and returning it to the undersigned.

Very truly yours,

PRUDENTIAL PLC

By:
Name:
Title:

Solely for purposes of Sections 2-13:

JACKSON FINANCIAL INC.

By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:

ATHENE CO-INVEST REINSURANCE AFFILIATE 1A LTD.

By:
Name:
Title:

[Signature Page to Side Letter Agreement]

EXHIBIT 1

Form of Amended and Restated Certificate of Incorporation

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EXHIBIT 2

Form of Demerger Agreement

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EXHIBIT 3

Form of Registration Rights Agreement

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EXHIBIT 4

Form of Furnival Agreement

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